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                                                                  EXHIBIT 10 (k)



                                ESCROW AGREEMENT


        THIS ESCROW AGREEMENT ("Agreement") is entered into as of __________ ____, 1998, by and among SEL-DRUM INTERNATIONAL, INC. (the "Company"), having its principal office at 501 Amherst Street, Buffalo, New York 14207, the FIRST NATIONAL BANK OF ROCHESTER, as escrow agent (the "Bank" or "Escrow Agent"), having its principal office at 35 State Street, Rochester, New York 14614, and PITTSFORD CAPITAL MARKETS, INC. (the "Underwriter") having its principal office at 17 Tobey Village Office Park, Pittsford, New York 14534.

                                   WITNESSETH:

        WHEREAS, the Company proposes to offer for sale through the Underwriter pursuant to a "best efforts minimum/maximum" public offering (the "Offering"), which has commenced, up to 845,000 shares of the common stock, par value $.01 per share (the "Common Stock") of the Company; and

        WHEREAS, the term of this Agreement shall commence as of the date hereof and continue until terminated as provided herein. In any event, this Agreement shall terminate on December 31, 1998 (hereinafter referred to as the "Termination Date"); and

        WHEREAS, if subscriptions for at least 250,000 shares of Common Stock (the "Minimum") offered by the Company have not been tendered by the Termination Date, all subscription funds theretofore received will thereupon be returned to the subscribers thereof with interest, less escrow costs.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties agree as follows:

        1. The Company hereby designates and appoints the Bank as escrow agent (the "Escrow Agent") to serve in accordance with the terms and conditions of this Agreement, and the Escrow Agent hereby agrees to serve in said capacity upon the terms and conditions hereof. The Bank agrees to establish an appropriate segregated interest bearing account (the "Escrow Account") entitled:
"FIRST NATIONAL BANK OF ROCHESTER, ESCROW AGENT FOR SEL-DRUM INTERNATIONAL, INC." and to receive for deposit therein all of the subscription payments. The Escrow Agent shall invest the escrowed funds only in investments permissible under Rule 15c2-4 as promulgated under the Securities Act of 1934, as amended.

        2. The Underwriter and other broker/dealers participating in the offering shall deliver to the Escrow Agent all subscription cash and checks from subscriptions for Common Stock by noon of the next day following receipt together with the name and address of each subscriber, the subscription amount and the number of shares of Common Stock subscribed for. The




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Escrow Agent shall accept such proceeds subject to terms hereof. Subscription checks shall be payable to "FIRST NATIONAL BANK OF ROCHESTER, ESCROW AGENT FOR SEL-DRUM INTERNATIONAL, INC." The Escrow Agent is authorized to deposit such proceeds in the Escrow Account, which shall be an interest bearing bank account. The Escrow Agent will, upon final collection of the proceeds of such items, credit the proceeds to the Escrow Account to be held by it under the terms of this Escrow Agreement. Any item returned unpaid to the Escrow Agent on its first presentation for payment shall be presented again for payment and if not then paid, shall be returned to the Company.

        3. In the event the Offering is extended beyond the Termination Date by supplement, this Agreement shall continue in effect through such extended period. The Company and the Underwriter shall jointly provide written notice to the Bank of any such extension.

        4. The Escrow Agent shall distribute the proceeds as follows:

               (a) If the Company rejects any subscription for which the Escrow Agent has already collected funds, upon written notice from the Company, the Escrow Agent shall promptly remit to the subscriber a refund of the full amount of the subscriber's original payment with interest but less escrow costs.

               (b) The Company and Underwriter may determine by joint written notice to the Escrow Agent to effect a closing only after the receipt of subscriptions acceptable to the Company for the Minimum number of shares of Common Stock offered pursuant to the Offering have been subscribed for (the "Closing"); provided, that all subscription checks shall have cleared normal banking channels and all such subscriptions shall have been accepted in writing by the Company. The Common Stock must be paid for by cash. Upon being notified by the Company of the Initial Closing, the Escrow Agent shall distribute the escrowed funds with respect to the subscriptions accepted pursuant to the Initial Closing, together with interest earned thereon, to the Company or as directed in writing by the Company.

               (c) As specified by the Company, in the event the Offering of the Common Stock is withdrawn or terminated, or in the event the Escrow Agent has not received proceeds with respect to the Minimum number of shares of Common Stock offered pursuant to the Offering before the Termination Date, the entire proceeds previously deposited with the Escrow Agent hereunder shall be refunded to the subscribers. In no event shall any refund be less than the amount of the subscriber's original payment sent to the mailing address provided by the Company. Interest will also be paid to the subscribers.

               (d) This Agreement shall terminate on the earlier of: (i) the Termination Date; (ii) upon a Closing; or (iii) as otherwise provided herein.





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        5. The acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which will govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities:

               (a) The duties and obligations of the Escrow Agent will be determined solely by the provisions of this Agreement, and the Escrow Agent shall not be bound by the terms of any other agreement nor shall the Escrow Agent be liable to any persons except for the performance of such duties and obligations as are specifically set forth in this Agreement.

               (b) The Underwriter and/or the Company shall: (i) not make any claim, or bring an action, suit or proceeding, against the Escrow Agent by reason of any alleged loss, liability, claim or charge arising out of, or in connection with, the Escrow Agent's acceptance or performance (including acts and omissions), in good faith, of its duties and obligations under this Agreement, and (ii) reimburse and indemnify the Escrow Agent for, and hold it harmless against any loss, liability, cost or expense (including, without limitation, reasonable attorney's fees and disbursements), other than such caused by willful misconduct or gross negligence on the part of the Escrow Agent, and arising out of, or in connection with, the Escrow Agent's acceptance or performance of its duties hereunder, as well as the costs and expenses of instituting, prosecuting or defending any claim, action, suit or proceeding arising out of, or relating to, this Agreement, including, without limitation, an action for a declaratory judgment in such regard instituted by the Escrow Agent.

               (c) The Escrow Agent will be fully protected in acting and relying upon any written advice, certificate, notice, direction, instruction, request, order, judgment, decree or other document given to it which the Escrow Agent in good faith believed to be genuine and to have been signed or presented by the proper party or parties, and may assume that any person purporting to give such advice, certificate, notice, direction, instruction, request or other document has been duly authorized to do so. The Escrow Agent assumes no responsibility for the accuracy of the recitals in any such document.

               (d) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement. The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and may rely on an opinion of such counsel. In rendering such opinion, such counsel may rely on statements of fact furnished to them by persons reasonably believed by such counsel to be credible, and such counsel will have no liability for the accuracy of the facts so relied upon, nor will such counsel have any liability for matters of their own judgment forming a part of the process of providing such opinion.





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               (e)  The Escrow Agent, and any successor escrow agent, as the case may be, may resign as escrow agent and be discharged from all further duties and obligations hereunder at any time upon giving 30 days notice to the Company. Thereupon, the Company shall designate a successor escrow agent hereunder within such 30 day period to whom the Escrow Agent shall deliver the funds held by the Escrow Agent. Further, either the Company or the Underwriter may, at any time, terminate Escrow Agent as escrow agent under this Agreement by giving 30 days written notice to Escrow Agent and, in such event, must designate a successor escrow agent to whom Escrow Agent will deliver the funds held by the Escrow Agent.

        6. If any disagreement should arise between the subscribers and the Company, between the subscribers and the Underwriter or between the Company and the Underwriter with respect to the funds held by the Escrow Agent or this Escrow Agreement, or if the Escrow Agent in good faith is in doubt as to what action should be taken hereunder, the Escrow Agent shall have the absolute right at its election upon written notice to the Company and Underwriter to do either or both of the following: (i) withhold or stop all further performances under this Escrow Agreement and all instructions received in connection herewith until the Escrow Agent is satisfied that such disagreement has been resolved, or (ii) file a suit in interpleader and obtain an order from a court of appropriate jurisdiction requiring all persons involved to litigate in such court their respective claims arising out of or in connection with the fund held by the Escrow Agent.

        7. All communications, notices, requests, instructions, consents or demands given under this Escrow Agreement shall be in writing and will be deemed to have been duly given when delivered to, or mailed by prepaid registered or certified mail addressed to, the party for whom intended, as follows, or to such other address as may be furnished by such party in the matter provided herein:

               If to the Placement Agent:

                         Pittsford Capital Markets, Inc.
                         17 Tobey Village Office Park
                         Pittsford, New York 14534
                         ATTN: President

               If to the Escrow Agent:

                         First National Bank of Rochester
                         35 State Street
                         Rochester, New York  14614
                         ATTN:   Jeffrey Barker, Vice President
                                 Business and Professional Banking

               With a copy to:





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                    First National Bank of Rochester
                    35 State Street
                    Rochester, New York  14614
                    ATTN:  Timothy P. Johnson, Esq. (Vice President and Counsel)

               If to the Company:

                    Sel-Drum International, Inc.
                    501 Amherst Street
                    Buffalo, New York  14207
                    ATTN: Chief Executive Officer

               In all cases, with a copy to:

                    Daniel R. Kinel, Esq.
                    Harter, Secrest & Emery, LLP
                    700 Midtown Tower
                    Rochester, New York 14604

        8. This Agreement will in all respects be governed by and construed under the laws of the State of New York, without giving effect to provisions thereof concerning the conflict of laws.

        9. This Agreement sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. Escrow Agent shall not be bound by any other agreement between the parties hereto even if it has knowledge thereof. No waiver of any provision of this Agreement in any instance may be deemed to be a waiver of the same or any other provisions in any other instance.

        10. This Agreement will be binding upon, enforceable against, and inure to the benefit of, the parties hereto and their respective successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.

        11. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement will be interpreted and enforceable as if such provision were not contained herein, the provisions of this Agreement being severable in any such instance.





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        IN WITNESS WHEREOF, each of the parties hereto has executed this Escrow
Agreement as of the date first set forth above.

SEL-DRUM INTERNATIONAL, INC.              PITTSFORD CAPITAL MARKETS, INC.



By:                                       By:
   ----------------------------              --------------------------------
Name:                                     Name:
Title:                                    Title:


                                          FIRST NATIONAL BANK OF ROCHESTER


                                          By:
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                                          Name:
                                          Title: